Exhibit 5.1
KIRKLAND & ELLIS LLP
AND AFFILIATED PARTNERSHIPS

655 Fifteenth Street, N.W. Washington, D.C. 20005

202 879-5000	Facsimile:
202 879-5200
www.kirkland.com
December 1, 2006
NexCen Brands, Inc.
1330 Avenue of the Americas, 40th Floor
New York, NY 10019

Re:	Registration Statement on Form S-8
Ladies and Gentlemen:
     We are providing this letter in our capacity as special counsel to NexCen Brands, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) covering the proposed issuance of up to an aggregate of 3,500,000 shares of common stock of the Company, par value $0.01 per share (the “Shares”), pursuant to the Company’s 2006 Long-Term Equity Incentive Plan (the “Plan”).
     For purposes of this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, and other instruments as we have deemed necessary as a basis for this opinion, including: (i) the Certificate of Incorporation of the Company, as amended; (ii) the Bylaws (the “Bylaws”) of the Company; (iii) certain resolutions adopted by the Board of Directors of the Company; (iii) the Plan; and (iv) the forms of option agreements between the Company and the participants in the Plan. In addition, we have made such other investigations as we have deemed necessary to enable us to express the opinion hereinafter set forth.
     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. We relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.
     Based upon and subject to the assumptions and limitations stated in this letter, it is our opinion that the Shares are duly authorized and, when (i) the Registration Statement related to the Shares becomes effective under the Securities Act, and (ii) the Shares have been duly issued and sold in accordance with the terms of the Plan upon receipt of the consideration to be paid
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NexCen Brands, Inc. December 1, 2006 Page 2	KIRKLAND & ELLIS LLP
therefor (assuming in each case the consideration received by the Company is at least equal to $0.01 per share), the Shares will be validly issued, fully paid and nonassessable.
     Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.
     We have relied without independent investigation upon an assurance from the Company that the number of Shares which the Company is authorized to issue in its Certificate of Incorporation, as amended, exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or has otherwise reserved for issuance) for any purposes other than issuances in connection with the Plan by at least the number of Shares which may be issued in connection with the Plan, and we have assumed that such condition will remain true at all future times relevant to this opinion. We have assumed that the Company will cause certificates representing Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the issuances of such Shares. Our opinion assumes that the Registration Statement related to the Shares will become effective under the Securities Act before any Shares covered by such Registration Statement are sold. We have also made other assumptions which we believe to be appropriate for purposes of this letter.
     We hereby consent to the filing of this opinion with the Commission as Exhbit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.
     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.
Sincerely,
/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP